UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):                              March 9, 2018

            Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, New York, New York 10019

(Address of principal executive offices, including zip code)

       (212) 351-7300

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed, on December 17, 2017, Hudson Global, Inc. (the “Company”) entered into the following agreements, each relating to the sale of certain of the Company’s subsidiaries:

•	Share Sale Agreement (the “APAC Agreement”), among the Company, its subsidiary Hudson Highland Group Holdings International, Inc., and Apache Group Holdings Pty Limited, in its own capacity and as trustee for the Apache Unit Trust (“Apache”).
•	Sale and Purchase Agreement (the “Belgium Agreement”), among the Company, its subsidiary Hudson Highland Group Holdings International, Inc., Value Plus NV (“Value Plus”), Ivan De Witte and De Witte Comm. V.
•	Share Purchase Agreement (the “Europe Agreement”), among the Company, its subsidiaries Hudson Global Resources AG Zug, Hudson Global Resources Jersey Limited, Hudson Europe B.V., and Morgan Philips Group S.A. (“Morgan Philips”).

Also as previously disclosed, on January 25, 2018, the Company entered into amendments to each of the APAC Agreement, Belgium Agreement and Europe Agreement (collectively, the “Sale Agreements”) with Apache, Value Plus and Morgan Philips (collectively, the “Buyers”), respectively, which provided, among other things, that the closing of the transactions contemplated by each Sale Agreement is conditioned upon each Buyer providing the Company with confirmation that each Buyer’s financing is assured prior to the Company holding a vote of its stockholders at its special meeting of stockholders, which has been called for Tuesday, March 20, 2018, to adopt a resolution approving the sale of substantially all of the Company’s assets.

As of March 9, 2018, the Company has received evidence that each Buyer’s financing is assured and each Buyer is prepared to fund the purchase price payable upon the closing of the transactions contemplated by the applicable Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC

Date: March 9, 2018	By:	/s/ Stephen A. Nolan
Stephen A. Nolan
Chief Executive Officer